UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 20, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
P.O. Box 297
1120 Avenue of the Americas
Fourth Floor New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion Of Acquisition Or Disposition Of Assets.
Sale and Purchase Agreement with Sun Business Network Ltd.
     On April 20, 2006, pursuant to the Sale and Purchase agreement (the “Purchase Agreement”) dated November 21, 2005 between Sun New Media, Inc. (“the Company”) and Sun Business Network Ltd. (“SBN”), the Company acquired exclusive perpetual online publishing rights to certain magazines, a group of property holdings in Beijing and 53,000,000 ordinary common shares of Asia Premium Television Group, Inc. The consideration paid by the Company for the acquisition will be satisfied through the issuance of 8,056,303 shares of the Company’s common stock.
     The terms of the Purchase Agreement also provide that the Company will issue an additional 6,900,000 shares of its common stock if the audited net profits after tax of the online publishing business are at least US$2.415 million for the twelve months commencing January 1, 2006. In the event that the audited net profits after tax are less than the targeted amount, SBN shall either deliver to the Company the cash value of the shortfall, or forfeit its rights to receive the additional shares.
     The Purchase Agreement is attached hereto as Exhibit 2.1.
     On April 20, 2006, pursuant to the Shares Swap Agreement (the “Shares Swap Agreement”) dated November 21, 2005 between the Company and SBN, the Company acquired 150,000,000 shares of SBN ordinary common shares for a consideration of US$17,647,059.50 (about S$30,000,000). The consideration for the shares will be satisfied by the Company’s issuance of 5,042,017 shares of its common stock.
     The Shares Swap Agreement is attached hereto as Exhibit 2.2.
Item 3.02 Unregistered Sales of Equity Securities
     In connection with the transaction described in Item 2.01 of this Current Report on Form 8-K, within 30 days of April 20, 2006, the Registrant shall issue to SBN an aggregate of 13,098,320 shares of its common stock in exchange for:
(a)	exclusive perpetual online publishing rights to certain magazines;

(b)	a group of property holdings in Beijing;

(c)	53,000,000 ordinary common shares of Asia Premium Television Group, Inc; and

(d)	150,000,000 shares of SBN common shares.
     The Company may issue an additional 6,900,000 shares based upon the achievement of the milestone described in item 2.01.
All the foregoing issuances were or will be made by the Registrant pursuant to the exemption from registration provided under Regulation S of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated November 21, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on November 23, 2005)

2.2	Shares Swap Agreement dated November 21, 2005 (incorporated herein by reference from the registrant’s current report on Form 8-K filed on November 23, 2005)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 26, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao
Chief Financial Officer